UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 7, 2018, Eldorado Resorts, Inc., a Nevada corporation (the “Company”) completed its previously announced acquisition of the outstanding partnership interests of Elgin Riverboat Resort – Riverboat Casino d/b/a Grand Victoria Casino, an Illinois partnership (“Elgin”), the owner of Grand Victoria Casino, located in Elgin, Illinois (the “Acquisition”).

The Acquisition was made pursuant to the Interest Purchase Agreement (the “Purchase Agreement”), dated as of April 15, 2018, by and among the Company, Elgin Holdings I LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, Elgin Holdings II LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, MGM Elgin Sub, Inc., a Nevada corporation, Illinois RBG, L.L.C., a Delaware limited liability company and Elgin. As a result of the Acquisition, Elgin will be an indirect wholly-owned subsidiary of the Company. The Company purchased Elgin for $327.5 million, subject to a post-closing working capital adjustment.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Form 8-K filed on April 16, 2018 and is incorporated herein in its entirety by reference.

Item 7.01.	Regulation FD Disclosure.

On August 7, 2018 the Company issued a press release announcing the transaction described in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The Company intends to file the financial statements of Elgin as required by this Item as an amendment to this Form 8-K not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro forma financial information.

The Company intends to file the pro forma financial statements with respect to the transaction described in Item 2.01 as required by this Item as an amendment to this Form 8-K not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Interest Purchase Agreement by and among MGM Elgin Sub, Inc., Illinois RBG, L.L.C., Eldorado Resorts, Inc., Elgin Holdings I LLC, Elgin Holdings II LLC, Elgin Riverboat Resort-Riverboat Casino and MGM Resorts International, dated as of April 15, 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, filed April 16, 2018).

99.1	Press Release dated August 7, 2018.

*

The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC.

Date: August 7, 2018	By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: EVP, Chief Legal Officer and Secretary